<u>PROMISSORY NOTE</u>

$500,000.00 April 28, 2009

FOR VALUE RECEIVED AND ACKNOWLEDGED, the undersigned, PURE BIOFUELS CORP., a corporation incorporated under the laws of the state of Nevada ("<u>Payor</u>"), hereby unconditionally promises to pay to the order of FDS Corporation S.A. ("FDS"), a Panama corporation or its permitted assigns ("<u>Payee</u>") with an address at Via España 122 piso 14, Edificio Banco de Boston, Ciudad de Panamá, Republica de Panamá, in lawful money of the United States of America and in immediately available funds, the principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00). Payor shall pay the principal amount together with accrued and unpaid interest on the entire principal amount of this Note at 5% of the principal amount of this Note to Payee in one (1) installment of $525,000.00 on the earlier of (a) May 30, 2009 and (b) the date Payor enters into an agreement with Banco Internacional del Perú - Interbank ("Interbank Peru") pursuant to which Interbank Peru will provide term loan financing for Payor and/or one or more of its existing majority-owned subsidiaries (Pure Biofuels del Peru S.A.C., Palma Industrial S.A.C., Ecopalma S.A.C., Aceite Pucallpa S.A.C., Palmas Tropicales S.A.C. Palmas De Oriente S.A.C. and Pucapalma S.A.C.), as borrower(s), in a principal amount of not less than $40,330,000 (May 30, 2009 or such earlier date, the "<u>Maturity Date</u>").

1. Interest. Any accrued interest shall be added to the principal sum then owed by Payor to Payee. Interest accruing on the unpaid principal amount hereof shall be paid on the Maturity Date.

2. Payments. All payments hereunder shall be made at the address of Payee set forth herein or at such other place as Payee may, from time to time, designate.

This Note may be prepaid, in whole or in part, at any time by Payor without premium or penalty.

3. Events of Default; Acceleration. If any one or more of the following events (each hereinafter referred to as an "<u>Event of Default</u>") shall have occurred and be continuing and shall not have been cured or waived:

(a) if payment of the principal amount of or any other sums due under this Note (whether at the Maturity Date or by acceleration or otherwise) is not made when due;

(b) if default shall be made in the performance or observance of any covenant, agreement or provision to be performed or observed by Payor under this Note;

(c) if Payor or any of its subsidiaries shall (i) admit in writing its inability to, or generally becomes unable to, pay its debts as they become due; (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under any existing

or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, or an answer or other pleading admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided; (iii) make a general assignment for the benefit of its creditors; (iv) consent to the appointment of a receiver, trustee, custodian or other similar official for all or any substantial part of its property or to the filing of a petition against it under said bankruptcy law; (v) be adjudicated insolvent or bankrupt; (vi) have entered against it a court order appointing a receiver, trustee, custodian or other similar official for all or any substantial part of its property, or approving a filing in good faith of a petition filed against it under said bankruptcy law (in both cases without its consent); (vii) allow the assumption of custody or sequestration by a court of competent jurisdiction of all or any substantially part of its property; or (viii) permit an attachment to be made on any substantial part of its property or assets; or

(d) if any indebtedness (other than this Note) of Payor or any its subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be an Event of Default under this Section 3(d) unless the aggregate principal amount of all such indebtedness is at least $100,000;

then, and in each and every such case, Payee may declare the principal amount to be immediately due and payable and thereupon, if such Event of Default is not remedied or cured within (i) five (5) days with respect to an Event of Default under subsections (a) and (d) above, and (ii) thirty (30) days with respect to an Event of Default under subsection (b) above, in each case after notice thereof to Payor by Payee, such amounts shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, and Payee shall be entitled to receive, to the extent lawful, reasonable attorneys' fees for the collection of such amounts; provided that if an Event of Default under subsection (c) above shall occur with respect to Payor or any of its subsidiaries, this Note shall automatically become immediately due and payable without the giving of any such notice.

4. Special Provisions.

(a) Warrants to be Issued upon Default. If an Event of Default under Section 3(a) above occurs and is continuing, in lieu of the remedies provided under Section 3, this Note shall be converted into, and Payor shall issue to Payee on the date of such Event of Default, duly authorized and validly issued seven-year cashless exercise warrants to purchase 12,500,000 shares of the common stock, par value $.001 per share, of Payor (the "Common Stock") at an exercise price of $0.04 per share of Common Stock (the "Warrants"). The Warrants shall be substantially in the form set forth in Exhibit A.

(b) Warrant Conversion. Payee may at its sole option exchange all or any Warrants at any time after the date of the Event of Default and during the Exercise Period (as defined in the form set forth in Exhibit A) for a number of shares of Common Stock equal to the number of shares that would have been issued upon the exercise of the Warrants pursuant to Section 4(a) divided by 1.2. In connection with the immediately

preceding sentence, no fractions of shares of Common Stock shall be issued, but the Payor shall, with respect to any fractional interest: (x) pay cash with respect to such fractional share based on the closing market price of the Common Stock on the date of such exchange; or (y) round up to the next whole share of Common Stock.

5. Waivers. No course of dealing between Payor and Payee or any delay on the part of Payee in exercising any rights hereunder shall operate as a waiver of any rights of Payee, except to the extent expressly waived in writing by Payee. No delay or omission by Payee to exercise any right hereunder shall impair any such right or operate as a waiver thereof or of default hereunder nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law or in equity. Payor hereby waives, unless otherwise provided for in this Note, demand, notice of presentment, protest, notice of dishonor and protest, rights of extension and any defense by reason of extension of time or other indulgences granted by Payee.

6. Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Note shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service. Notices shall be delivered as follows:

If to Payor:

Pure Biofuels Corp.
Av. Canaval y Moreyra 380 of 402
San Isidro, Lima
Peru
Attention: Luis Goyzueta
Telephone: +511-221-7365
Facsimile: +511-221-7347

with a copy to:

Pure Biofuels Corp.
1250 Connecticut Avenue, Suite 200
Washington DC, 20036
Attention: Brian Alperstein
Telephone: 202-261-3520
Facsimile: 202-261-3523

And to:

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020-1104
Attn: Daniel I. Goldberg, Esq.
Telephone: 212-335-4966
Facsimile: 212-884-8466

if to Payee:	to its most recent address as set forth in the books and records of Payor
with a copy to:	FDS Corporation S.A. Via España 122 piso 14, Edificio Banco de Boston Ciudad de Panamá, Republica de Panamá. Telephone: 786-866-8858 Facsímile: 240-536-6079
And to:	Estudio Muñiz Las Begonias 475, 6º Piso Lima 27, Peru Attn: Jorge Zuñiga Telephone: (51-1) 611-7000 (6137) Facsimile: (51-1) 611-7010 (51-1)

7. Modifications. No modification or waiver of any of the provisions of this Note shall be effective unless in writing and signed by Payee, and then only to the extent set forth in said writing, nor shall any such modification or waiver be applicable except in the specific instance for which it is given.

8. Replacement of Note. Upon receipt by Payor of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of such Note, if mutilated, Payor will make and deliver in lieu or such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

9. Further Assurances. Payor agrees to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Note.

10. Assignment. This Note shall bind Payor and its successors and assigns, and shall inure to the benefit of Payee and its successors and assigns.

11. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) THIS NOTE AND THE RIGHTS OF THE HOLDER AND THE OBLIGATIONS OF PAYOR HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT WITHIN NEW YORK COUNTY, STATE OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS NOTE, PAYOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. PAYOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY

SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. PAYOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SECTION 5, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. PAYOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDER OF THIS NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST PAYOR IN ANY OTHER JURISDICTION.

(b) PAYOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) PAYOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

12. Miscellaneous. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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IN WITNESS WHEREOF, Payor has duly executed this Note on the day and year first above written.

PURE BIOFUELS CORP.

By: ______________________________

Name: Luis Goyzueta

Title: CEO